SIMPSON THACHER & BARTLETT
                 A Partnership which includes Professional Corporations
                                 425  Lexington Avenue
                               New York, New York, 1O017

                                       July 1, 1994

       RJR Nabisco Holdings Corp.
       1301 Avenue of the Americas
       New York, New York 10019

       Ladies & Gentlemen:

               We have acted as your counsel in connection with the Registration

       Statement on Form S-8 (the "Registration Statement") of RJR

       Nabisco Holdings Corp., a Delaware corporation (the "Company"),

       which you intend to file with the Securities and Exchange

       Commission under the Securities Act of 1933, as amended (the

       "Securities Act"), relating, among other things, to the

       acquisition by employees of the Company or one or more of its subsidiaries who are participants in the Nabisco Brands de Puerto

       Rico, Inc. Capital Accumulation Plan (the "Plan") of up to 15,000

       shares (the "Shares") of common stock, par value $.01 per share

       (the "Common Stock"), of the Company.  We understand that the Plan provides that it will acquire Shares for distribution to its participants by means of purchases of Shares by the Trustee of the

       Plan at their then fair market value (i) in the open market, (ii) in privately negotiated transactions or (iii) at the option of the Company,

       from the Company.

                We have examined an executed copy of the Registration

       Statement (including the exhibits thereto) and originals, or copies certified or otherwise identified to our satisfaction, of such documents and records of the Company and we have made such
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       RJR Nabisco Holdings
        Corp.                         -2-                July 1, 1994


       other and further investigations as we deemed necessary to enable us to express the opinions hereinafter set forth.

                We hereby advise you that in our opinion, assuming

       effectiveness of the Registration Statement under the Securities

       Act:

                If the Company exercises its option under the Plan to authorize the original issuance of Shares to the Trustee of the Plan, such originally issued Shares, when duly authorized, issued and sold as contemplated by the Registration Statement and the Plan, will be legally issued, fully paid and non-assessable.

                A member of Simpson Thacher & Bartlett owns shares of Common

       Stock which represent less than 0.1% of the currently outstanding shares of Common Stock.

                We are members of the Bar of the State of New York and we

       express no opinion herein other than with respect to the laws of the State of New York, the federal law of the United States of

       America and the Delaware General Corporation Law.

                We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                         SIMPSON THACHER & BARTLETT